WARRANT PURCHASE AGREEMENT

WARRANT PURCHASE AGREEMENT (this “Agreement”) made as of this 17th day of February, 2011 between China VantagePoint Acquisition Company, a Cayman Islands limited life exempted company (the “Company”), and EarlyBirdCapital, Inc. (the “Purchaser”).

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1, as amended (File No. 333-170006) (the “Registration Statement”), in connection with (i) the Company’s initial public offering (the “IPO”) of 2,500,000 units (the “Units”), each unit consisting of one subunit and one-half of a warrant, with each subunit consisting of one ordinary share of the Company, $0.001 par value (the “Ordinary Shares”), and one-half of a warrant , each whole Warrant to purchase one Ordinary Share (the “Warrants”), and (ii) the Company’s offering of an aggregate of 2,642,856 warrants (the “Warrant Offering Warrants”), of which 1,500,000 shall be referred to herein as “Insider Warrants”  and 1,142,856 shall be referred to herein as “EBC/Third Party Warrants,” pursuant to the terms and conditions hereof and as set forth in the Registration Statement; and

WHEREAS, except as provided herein, the Warrant Offering Warrants shall be governed by the Warrant Agreement filed as an exhibit to the Registration Statement; and

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.           Purchase of Warrant Offering Warrants.  The Purchaser hereby agrees to purchase an aggregate of 450,000 EBC/Third Party Warrants at a purchase price of $0.35 per EBC/Third Party Warrant, or an aggregate of $157,500 (the “Purchase Price”).

2.           Closing.  The closing of the purchase and sale of the Warrant Offering Warrants (the “Closing”) will take place simultaneously with the closing date of the IPO (the “IPO Closing Date”). The Purchasers shall pay the Purchase Price by wire transfer of funds to Continental Stock Transfer & Trust Company no later than twenty-four (24) hours prior to the IPO Closing Date.  Certificates evidencing the Warrant Offering Warrants will be delivered to the Purchasers on the IPO Closing Date.

3.           Terms of Warrant Offering Warrants.

3.1           Insider Warrants.  The Insider Warrants shall be identical to the Warrants except that they (i) will be exercisable either for cash or on a cashless basis at the holder’s option and (ii) will not be redeemable by the Company, in either case as long as the Insider Warrants are held by the initial purchaser thereof, or its affiliates.

3.2           EBC/Third Party Warrants.  The EBC/Third Party Warrants shall be identical to the Warrants except that (i) the Company will only be able to call the EBC/Third Party Warrants for redemption on a cash basis with the prior consent of EarlyBirdCapital, Inc., provided that the EBC/Third Party Warrants are then held by the initial purchaser thereof or its affiliates.  In the event that the Company calls the EBC/Third Party Warrants for redemption on a cashless basis, the Company will not be required to obtain the prior consent of EarlyBirdCapital, Inc.  Furthermore, in no event will the EBC/Third Party Warrants be exercisable more than five years from the effective date of the Registration Statement.

3.3           Restriction on Transfer.  The Purchaser hereby agrees that the Warrant Offering Warrants will not be sold or transferred by the Purchaser (except to (i) the officers and directors of the Company, EarlyBirdCapital, Inc. or their respective affiliates or employees, (ii) an entity’s members upon its liquidation, (iii) by bona fide gift to a member of a Purchaser’s immediate family or to a trust, the beneficiary of which is a Purchaser or a member of a Purchaser’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order) until after the Company has completed an initial business combination (as described in the Registration Statement).  Additionally, the 450,000 EBC/Third Party Warrants (and the 450,000 underlying shares) to be purchased by EarlyBirdCapital, Inc. are subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Manual. Furthermore, the EBC/Third Party Warrants to be purchased by EarlyBirdCapital, Inc. may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the Registration Statement except to any selected dealer participating in the offering and the bona fide officers or partners of EarlyBirdCapital, Inc. and any such participating selected dealer.

4.           Representations and Warranties of the Purchasers. The Purchaser hereby represents and warrants to the Company that the execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Purchaser does not and shall not as of the Closing conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which the Purchaser is subject to:

5.           Registration Rights. The Purchaser shall have registration rights pursuant to that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the persons listed on the signature page thereto substantially in the form filed as an exhibit to the Registration Statement.

6.           Waiver of Claims Against Trust Account. The Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions from the trust account maintained by the Company’s transfer agent, acting as trustee (the “Trust Account”) with respect to any Ordinary Shares acquired by the Purchaser in connection with the exercise of the Warrant Offering Warrants purchased pursuant to this Agreement ("Claim") and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

7.           Legends; Denominations.  The Warrant Offering Warrants, and the Ordinary Shares underlying such Warrant Offering Warrants, will bear the following legend and appropriate "stop transfer" instructions:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE PURSUANT TO A WARRANT PURCHASE AGREEMENT DATED FEBRUARY 17, 2011 BETWEEN THE COMPANY AND THE HOLDER OF THIS CERTIFICATE.  THESE SHARES MAY NOT BE SOLD EXCEPT IN COMPLIANCE WITH THAT AGREEMENT.

8.           Waiver and Indemnification. The Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company with respect to their purchase of the Warrant Offering Warrants, and the Purchaser agrees to indemnify and hold the Company harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company by the Purchaser of the Warrant Offering Warrants.

9.           Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

10.         Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”).  The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought.  Each of the parties hereby waives any objection to such exclusive jurisdiction and that such arbitration represents an inconvenient forum.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 17th day of February, 2011.

CHINA VANTAGEPOINT ACQUISITION COMPANY

By:	/s/ Wei Li
Name: Wei Li
Title: Chief Executive Officer

PURCHASER:

EARLYBIRDCAPITAL, INC.

By:	/s/ Steven Levine
Name: Steven Levine
Title: